Exhibit 10.2

May, 2008

Founder’s 2008 Equity and Performance Incentive Plan

1.	Purpose. The purpose of the Founder’s 2008 Equity and Performance Incentive Plan (the “Plan”) is to attract, motivate and retain employees, non-employee directors, officers and consultants of the Company (as defined below) and its Subsidiaries; to provide to such persons incentives to stay with the Company and make contributions to the Company in the future; to demonstrate management continuity to potential investors; and to provide long-term compensation that is competitive with similarly-situated companies;

2.	Definitions. As used in this Plan,

(a)	“Applicable Law” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate and securities laws of the Cayman Islands, the PRC tax laws, rules, regulations and government orders, the rules of any applicable Share exchange or national market system, and the laws and the rules of any jurisdiction applicable to Awards granted to residents therein.

(b)	“Award” means any award under this Plan, including any award of Restricted Share Units.

(c)	“Cause” means, with respect any employee, any of the reasons which would allow the Company to terminate an employee for “cause” as provided for in his or her employment agreement, including, but not limited to, if i) the employee has been proven unable to satisfy the requirements or working standards of the Company during the employee’s probation period; ii) the employee has engaged in any competitive, fraudulent, or any other dishonest behavior against the Company, whether or not such behavior has caused actual economic damage to the Company; iii) the employee has seriously breached the rules of employment of the Company; iv) the employee has been seriously derelict in duties or engaged in misconducts, causing material harm to the interests of the Company; v) the employee has been charged with a criminal offense, or punished with detention or rehabilitation through labor for his or her violation of Applicable Law; or vi) the employee violates his or her noncompete or confidentiality obligations or duties specified in his or her employment contract. With respect to any non-employee Participant, to the extent “cause” is not defined in the Participant's agreement or understanding between the Company or any Subsidiary (i) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or a Subsidiary, (ii) the Participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (iii) any material breach by the Participant of any provision of any agreement or understanding between the Company or any Subsidiary and the Participant regarding the terms of the Participant’s service as a non-employee director, officer or consultant to the Company or a Subsidiary, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or a Subsidiary and the Participant, (iv) Participant’s disregard of the policies of the Company or any Subsidiary so as to cause loss, damage or injury to the property, reputation or employees of the Company or a Subsidiary, or (v) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or a Subsidiary.

(d)	“Change of Control” means, except as may be otherwise prescribed by the Founder in an Evidence of Award, if at any time any of the following events shall have occurred:

(i) The stockholders approve a sale of the Company for cash consideration.

(ii) The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization the Company’s original shareholders prior to the Series A investment of TPG cease to own, collectively with their affiliates, the largest percentage of the outstanding securities of the Company;

(iii) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation (other than a Subsidiary) or other legal person, and as a result of such sale or transfer, the Company's original shareholders prior to the Series A investment of TPG cease to own, collectively with their affiliates, the largest percentage of the outstanding securities of the Company; or

(iv) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

(e)	“Company” means ShangPharma Corporation, a company organized and existing under the laws of the Cayman Islands, or any successor corporation thereto.

(f)	“Date of Grant” means the date specified by the Founder on which a grant or sale of Restricted Share Units will become effective.

(g)	“Disability” means the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant's position with the Company or any Subsidiary because of the sickness or injury of the Participant.

(h)	“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Founder that sets forth the terms and conditions of the awards granted.

(i)	“Fair Market Value” means, as of any particular date, the fair market value of one Share of the Company as determined by the Founder, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) If, on such date, the Share is listed on a national or other regulated securities exchange or market system, the Fair Market Value of a Share shall be the closing price of a Share (or the mean of the closing bid and asked prices of a Share if the Share is so quoted instead) as quoted on the national or regional securities exchange or market system constituting the primary market for the Shares, as reported in such source as the Founder deems reliable. If the relevant date does not fall on a day on which the Share has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Share was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Founder, in its discretion.

(ii) If, on such date, the Share is not listed on a national or regional securities exchange or market system, the Fair Market Value of a Share shall be as determined by the Founder in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(j)	“Founder” means ChemPartner Investment Holdings and ChemExplorer Investment Holdings, both entities incorporated in the British Virgin Islands.

(k)	“Participant” means a person who is selected by the Founder to receive benefits under this Plan and who is at the time an employee, non-employee director, officer or consultant of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant. The term "Participant" shall also include any person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee.

(l)	“PRC” means the People’s Republic of China.

(m)	“Restriction Period” shall have the meaning given to such term in the Evidence of Award for Restricted Share Units.

(n)	“Restricted Share Units” means an award made pursuant to Section 4 of this Plan of the right to receive Shares at the end of a specified Restriction Period.

(o)	“Shares” means the ordinary shares of the Company, or any security into which such Shares may be changed by reason of any transaction or event of the type referred to in Section 6 of this Plan.

(p)	“Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company.

(q)	“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, which the Participant has for any reason, ceased to provide services as an employee, non-employee director, officer and consultant of the Company or a Subsidiary. A Participant will not be deemed to have ceased to provide services in the case of sick leave, military leave or any other leave of absence approved by the Company, provided that such leave is for a period of not more than 90 days (a) unless reinstatement upon the expiration of such leave is guaranteed by contract or statute, or (b) unless provided otherwise pursuant to formal policy adopted from time to time by the Company’s Board and issued and promulgated in writing. In the case of any Participant on sick leave, military leave or an approved leave of absence, the Founder may make such provisions respecting suspension of vesting of the Award while on leave from the Company or a Subsidiary as it may deem appropriate. The Founder will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

(r)	“TPG” means TPG Star Charisma Ltd. And TPG Biotech II Charisma Ltd.

3.	Shares Available Under the Plan.

(a)	Subject to adjustment as provided in Section 6 of this Plan, the number of Shares that may be issued or transferred upon conversion of Restricted Share Units into Shares shall not exceed in the aggregate 20,000,000 Shares. In addition to the Shares authorized by the preceding sentence, to the extent any award under this Plan otherwise terminates without the issuance of some or all of the Shares underlying the award to a Participant, the Shares underlying such Award, to the extent of any such forfeiture or termination, shall be available for future grant under this Plan and credited toward the Plan limit. Subject to Section 11(a), the Founder may, at any time, increase or reduce the number of Shares subject to this Plan, but not below the number of Shares then issuable upon outstanding, unvested Restricted Share Units.

(b)	The total number of Shares available under this Plan as of a given date shall not be reduced by any Shares relating to prior awards that have expired or have been forfeited or cancelled. Notwithstanding anything to the contrary contained herein the number of Shares withheld by the Company to satisfy any tax withholding obligation shall reduce the aggregate plan limit described above.

(c)	Upon payment in cash of a benefit provided by any Award granted under this Plan, any Shares that were covered by that Award shall again be available for issue or transfer hereunder.

4.	Restricted Share Units. The Founder may authorize the granting or sale of Restricted Share Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the Evidence of Award and in the following provisions:

(a)	Each such grant or sale of Restricted Share Units shall constitute the agreement by the Founder to deliver Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Restriction Period contained in the Evidence of Award and as the Founder may specify.

(b)	Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value of the Shares at the Date of Grant.

(c)	Each grant will specify whether the Restricted Shares Units will be payable at the end of the Restriction Period by the actual transfer to the Participant of Shares, or by some alternative method of payment.

(d)	Any grant of Restricted Share Units may specify management objectives that, must be achieved as a condition to the Restricted Share Units vesting.

(e)	Each grant or sale of Restricted Share Units shall be evidenced by an Evidence of Award and shall contain such terms and provisions, consistent with this Plan, as the Founder may approve.

5.	Transferability. Except as otherwise determined by the Founder, no Award granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Founder and permitted by Applicable Law, Grant shall be exercisable during the Participant’s lifetime only by him or her or by his or her guardian or legal representative.

6.	Adjustments. The Founder shall make or provide for such adjustments in the number of Shares covered by outstanding Restricted Share Units granted hereunder, as the Founder, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any share dividend, share split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Founder, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Founder shall also make or provide for such adjustments in the number of Shares specified in Section 3 of this Plan as the Founder in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 6.

7.	Fractional Shares. The Founder shall not be required to issue any fractional Shares pursuant to this Plan. The Founder may provide for the elimination of fractions or for the settlement of fractions in cash.

8.	Withholding Taxes. The Founder shall have the power to withhold, or require a Participant to remit to the Founder or to the Company, an amount sufficient to satisfy all applicable withholding requirements on any Award under the Plan, and the Founder may defer issuance of Shares until such requirements are satisfied. The Founder may, in its discretion, permit a Participant to elect, subject to such conditions as the Founder shall impose, (i) to have Shares otherwise issuable under the Plan withheld by the Founder or (ii) to deliver to the Founder previously acquired Shares, in each case having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated total tax obligation associated with the transaction.

9.	Multiple Jurisdictions. In order to facilitate the making of any grant under this Plan, the Founder may provide for such special terms for Awards to Participants who are employed by the Company or any of its Subsidiaries in any particular jurisdiction other than the PRC, or who are nationals of any particular jurisdiction other than the PRC, as the Founder may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. In addition, the Founder may approve such supplements to or restatements or alternative versions of this Plan, including, without limitation, a sub-plan to this Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Founder may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Founder.

10.	Administration of the Plan.

(a)	This Plan will be administered by the Founder, which may from time to time delegate all or any part of its authority under this Plan to the Company (or a subcommittee thereof), as constituted from time to time. To the extent permitted by law, the Founder may otherwise delegate any of its authority under the Plan to any person or persons. To the extent of any such delegation, references in this Plan to the Founder will be deemed to be references to such designee.

(b)	The interpretation and construction by the Founder of any provision of this Plan or of any agreement, notification or document evidencing the grant or Restricted Share Units and any determination by the Founder pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Founder will be liable for any such action or determination made in good faith.

11.	Amendments and Miscellaneous.

(a)	The Founder may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the Company or the shareholders of the Company will not be effective unless and until such approval has been obtained.

(b)	The Founder also may permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Founder also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(c)	The Founder may condition the grant of any Award or combination of Awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(d)	Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Founder in its discretion at the time the Award is granted. The Founder shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Founder. Upon request by the Founder, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of Shares hereunder and shall promptly present to the Founder any and all certificates representing Shares acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

(e)	RSU Awards may be subject to accelerated vesting and conversion into Shares, as applicable, as determined by the Founder, in its sole discretion, or upon a Change of Control, or public offering of the shares on a national securities exchange or other regulated market system, as provided in the evidence of Award.

(f)	This Plan shall not confer upon any Participant any right with respect to employment or other service with the Company or any Subsidiary (including, without limitation, continuation of employment), nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time, with or without Cause.

(g)	The terms of employment of an employee shall not be affected by the execution of this Plan. Awards granted under this Plan shall not form a part of the terms of employment of an employee or entitle such employee to take into account Awards granted under this Plan when calculating any compensation or damages upon Termination of such employee’s employment for any reason.

(h)	This Plan shall be effective immediately upon its adoption by the Founder. All Awards under this Plan shall be null and void if the Plan is not approved by the shareholders within such 12-month period.

12.	Governing Law. The Plan and all grants and Awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the Cayman Islands.

13.	Compliance with Law. The grant of Awards and the issuance of Shares in connection with such Awards under this Plan shall be subject to compliance with all applicable requirements of the laws of the PRC, the laws of the Cayman Islands, and all other Applicable Laws with respect to the issuance of securities. Restricted Share Units may not be paid out if the issuance of Shares would constitute a violation of any Applicable Laws or the requirements of any stock exchange or market system upon which the Shares may then be listed. The inability of the Company or Founder to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s or the Founder’s legal counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Founder of any liability in respect of the failure to transfer such shares as to which such requisite authority shall not have been obtained. As a condition to payment of Restricted Share Units, the Founder may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any Applicable Law and to make any representation or warranty with respect thereto as may be requested by the Founder.

14.	Termination. No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the Founder, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.